Exhibit 99.1

                                FONAR CORPORATION

Fonar MRI news @ aol . com                               Inventor of MR Scanning
For    Immediate   Release                               An   ISO  9001  Company

Contact:    Daniel  Culver                               110    Marcus     Drive
Director of Communications                               Melville,   N.Y.  11747
Web site:    www.fonar.com                               Tel:    (631)  694-2929
Email:invest2008@fonar.com                               Fax:    (631)  390-1709
================================================================================

  FONAR Announces 39.2% Increase in Revenues for Second Quarter of Fiscal 2008

MELVILLE, NEW YORK, February 19, 2008 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning(TM) today announced its financial results for the second quarter of fiscal 2008, which ended December 31, 2007. FONAR is the developer of the patent-protected UPRIGHT(R) Multi-Position(TM) MRI, which scans the body in any position.

Total revenues for the second quarter of fiscal 2008 ended December 31, 2007 increased 39.2% to $10.7 million as compared to $7.7 million for the same period last year. Total revenues for the six months ended December 31, 2007 rose 25.2% to $19.4 million as compared to $15.5 million for the same period last year.

During the second fiscal 2008 quarter, product sales increased 92.1% to $4.0 million from $2.1 million for the same period last year. In addition, product sales for the six month period ended December 31, 2007 increased 45.1% to $6.6 million from $4.5 million for the same period last year.

Service and repair revenues for the second fiscal 2008 quarter increased 11.3% to $2.7 million from $2.4 million for the same period last year. In addition, service and repair revenues for the six month period ended December 31, 2007 increased 9.5% to $5.4 million from $5.0 million during the same period last year. Service and repair revenues continue to increase because of the steady increase of the installed base of the FONAR UPRIGHT(R)Multi-Position(TM)MRI and the accompanying service contract agreements. As of December 31, 2007, there were 124 FONAR UPRIGHT(R) Multi-Position(TM) MRI units installed worldwide.

During the second fiscal 2008 quarter ended December 31, 2007, there was a 29.8% decrease in the net loss to $3.8 million as compared to a net loss of $5.5 million during the same period last year. The net loss for the six months period ended December 31, 2007, decreased 65.0% to $4.0 million as compared to a net loss of $11.6 million during the same period last year. The loss per common share (basic and diluted) for the second fiscal quarter of 2008 was $0.78 as compared to a loss of $1.13 during the same period last year.

As of December 31, 2007, total cash, cash equivalents and marketable securities were approximately $3.2 million as compared to $3.4 million as of June 30, 2007. Also, as of December 31, 2007, total assets were $41.2 million, total current assets were $24.0 million, total current liabilities were $34.8 million, and total long-term liabilities were $1.1 million.

Events that occurred during the quarter ended December 31, 2007 include the second sale of a FONAR UPRIGHT(R)Multi-Position(TM)MRI to the Center for Diagnostic Imaging (CDI) of Minneapolis, Minnesota. This second sale was made just six months after the first UPRIGHT(R) Multi-Position(TM) MRI was installed at CDI. It is notable that in 2006 CDI was overwhelmingly selected as the "NUMBER ONE FREESTANDING IMAGING GROUP" in the United States by readers of Medical Imaging Magazine, a leading national diagnostic imaging industry publication. For details visit: www.medicalimagingmag.com/issues/articles/2006-01_01.asp#freeimage

During October 23-27, 2007, as reported in The Spine Journal, Proceedings of the 22nd Annual Meeting of the North American Spine Society (NASS), the University of California, Los Angeles (UCLA) School of Medicine reported four scientific studies on 1,302 patients that compared the visualization of spine pathology by Dynamic(TM) Multi-Position(TM) MRI to images obtained by Static single-position MRI.

The UCLA findings were as follows: The Static MRI "Miss Rate" of spondylolisthesis (unstable vertebra) at L4-5 is 35.1%, L4-5 being the vertebral segment responsible for the majority of disc herniations. The Static MRI "Miss Rate" of spondylolisthesis at L3-4 was even higher at 38.7%. The Static MRI Overall "Miss Rate" of spondylolisthesis is 18.1%. Spinal Stenosis, the cause of the syndrome neurogenic intermittent claudication, and the dimensions of the spinal canal were measurable in the FONAR UPRIGHT(R) Multi-Position(TM) MRI with "high precision". Visit: www.fonar.com/news/111507.htm

On November 26, 2007, at the annual meeting of the Radiological Society of North America (RSNA), FONAR announced it had invented a radiation-free method to diagnose and monitor scoliosis treatment using the FONAR UPRIGHT(R) Multi-Position(TM) MRI. This is important, because in 2000 the National Cancer Institute had reported a study of 5,466 women that demonstrated that women with scoliosis experienced a 70% greater risk of developing breast cancer that resulted from their protracted exposure to diagnostic X-rays. Therefore a radiation-free technology that can monitor the treatment success of childhood scoliosis without radiation is a much needed advance in diagnostic radiology. FONAR's patent-pending breakthrough utilizes new software and a new receiver coil developed for the unique UPRIGHT(R) Multi-Position(TM) MRI. MRI images of the entire upright spine are produced quickly and at costs comparable to that of the current X-ray method. Visit: http://biz.yahoo.com/bw/071126/20071126005345.html?.v=1

Commenting on the financial and operating results for the second quarter of fiscal 2008, Raymond Damadian, M.D., president and chairman of FONAR, said, "We are excited about our future because of the advantages to patients and physicians of the FONAR UPRIGHT(R) Multi-Position(TM) MRI. Our customers are delighted with the scanner. In fact, one out of three has purchased an additional unit. The primary use of MRI is to image the spine. Since the Dynamic(TM) UPRIGHT(R) MRI can do that better than a recumbent-only, static, single-position MRI scanner, there is tremendous benefit for spine care to be realized from the use of the FONAR UPRIGHT(R) Multi-Position(TM) MRI."

"The February 13, 2007 edition of the Journal of the American Medical Association (JAMA) reports that in 2005 the U.S. spent $86 billion on spine care and treatments, an increase of 65% since 1997, and nearly as much as is spent on cancer care. It also indicates some disappointment with the success of medicine to help patients with back pain. I can appreciate their sentiment. If you can't see the patient's problem because the diagnostic imaging tools for doing so are insufficient, you can't fix it," said Dr. Damadian. "The FONAR UPRIGHT(R)Multi-Position(TM)MRI and its power to provide UPRIGHT(R) Multi-Position(TM) Spondylography(TM)and Spondylometry(TM) are designed to achieve the enhanced diagnostic accuracy needed for improved treatment outcomes." Visit:
http://www.reuters.com/article/healthNews/idUSN1252822420080213

          Condensed Consolidated Statements of Operations (Unaudited)

                                (000's omitted)

                             For the Three Months   For the Six Months
                             Ended December 31,     Ended December 31,
                               2007        2006       2007      2006
                             --------    --------   --------  ---------
      Revenues               $10,680     $7,672     $19,350   $ 15,455
      Net Loss               $(3,838)    $(5,470)   $(4,047)  $(11,575)
      Basic & Diluted Loss
      Per Common Share       $(0.78)     $(1.13)    $(0.83)   $(2.41)
________________________________________________________________________________

The Inventor of MR Scanning(TM), Full Range of Motion(TM), True Flow(TM), The Proof is in the Picture(TM), Dynamic(TM), pMRI(TM), Multi-Position(TM)
Spondylography(TM) and Spondylometry(TM) are trademarks, and UPRIGHT(R) and STAND-UP(R) are registered trademarks of FONAR Corporation.

     Be sure to visit FONAR's Website for product and investor information:
                                 www.fonar.com
                                        #

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company filings with the Securities and Exchange Commission.

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